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                                                                  EXHIBIT 99.(J)

                                IRREVOCABLE PROXY



     The undersigned does hereby revoke any proxy or proxies heretofore given by the undersigned with respect to any shares of capital stock of Universal Automotive Industries, Inc. ("Company").

     FOR VALUE RECEIVED, the undersigned, a stockholder of the Company and a party to the Stockholders Agreement ("Stockholders Agreement"), dated as of August 28, 2001, by and among the Company and certain of its stockholders, does hereby (but subject to the limitations set forth in the immediately succeeding paragraph), appoint Pin Ni (and any other Person appointed by Pin Ni or Venture Equities Management, Inc., an Illinois corporation) ("Series A Stockholder"), the attorney-in-fact, agent, and proxy of the undersigned ("Proxy"), with full power of substitution, with authority to act and vote in person or by revocable proxy or by written consent, as fully and effectively as the undersigned could do so in person, with respect to any and all shares of the capital stock of the Company that the undersigned owns of record or over which the undersigned has voting control ("Shares") at all meetings of the stockholders of the Company, and at all adjournments thereof, upon all business as may come before any meeting or any adjournment thereof, and to exercise and execute and deliver all consents in writing with respect to such Shares either in person or by revocable proxy, agent, attorney, or other representative. All capitalized terms used, but not defined, herein shall have the meanings set forth in the Stockholders Agreement.

     Notwithstanding any provision contained herein to the contrary, this Irrevocable Proxy shall be effective until the expiration hereof only with respect to that number of Shares that shall be equal to the product of: (a) a percentage determined by dividing the number of shares of capital stock of the Company then-owned by the undersigned by the aggregate number of shares of capital stock of the Company then-owned by the undersigned and Arvin Scott; multiplied by (b) the number of shares of Common Stock that the Series A Stockholder has purchased from time to time pursuant to, or in connection with, the Default Warrant (as defined in the Purchase Agreement) ("Default Warrant Shares"); provided, however, that upon the occurrence of an Event of Default under Section 9.1(a) of the Certificate of Designation (as defined in the Purchase Agreement) or an Event of Default under Section 6.1(a) of the Default Warrant, the Proxy named herein shall be entitled to exercise all rights to vote all of the Shares that are not then Default Warrant Shares ("Section 9.1(a) Shares") and to exercise and execute all consents in writing with respect to all such Section 9.1(a) Shares, irrespective of whether the Default Warrant shall have at any time been exercised; provided, however that, in the event that any such Event of Default under Section 9.1(a) of the Certificate of Designation shall have been cured (as reasonably determined by the Series A Stockholder), the rights set forth in this sentence with respect to the Section 9.1(a) Shares shall terminate on the first anniversary of the date on which the Series A Stockholder shall have acquired such rights to vote all such Section 9.l(a) Shares. Except as provided in the foregoing two sentences, the undersigned may continue to exercise all rights to vote all Shares at all meetings of the stockholders of the Company, and at all adjournments thereof, upon all business as may come before any meeting or any adjournment thereof, and to exercise and execute all consents in writing with respect to such Shares.




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     The undersigned hereby represents and warrants that: (i) as of the date hereof, the undersigned is the record holder of 1,067,000 Shares and otherwise has the right to vote 1,067,000 Shares; (ii) 250,000 Shares have been pledged to First Bank and Trust Company of Illinois pursuant to the terms of that certain Security Agreement and Financing Statement, dated as of March 25, 1996, by and between the undersigned and First Bank and Trust Company of Illinois ("Pledged Shares"); (iii) this Irrevocable Proxy has been duly and validly executed by the undersigned pursuant to applicable authority; (iv) the undersigned has full capacity to execute this Irrevocable Proxy and transfer the voting rights hereby to the Proxy; (v) this Irrevocable Proxy is a legal, valid, and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms; and (vi) the execution and delivery by the undersigned of this Irrevocable Proxy, and the compliance by the undersigned with the terms hereof, do not conflict with, or result in a breach of, or constitute a default under, or require any permit, consent, approval, or authorization by or with any Person, pursuant to: (A) any law, statute, rule, regulation, license, permit, order, judgment, injunction, ruling, writ, or decree to which the undersigned is subject; or (B) any contact, agreement, arrangement, or instrument to which the undersigned is a party.

     The undersigned does hereby authorize the Company to place on its stock ledger and stockholder lists a legend reciting that the Shares are subject to this Irrevocable Proxy. The undersigned shall indemnify and hold harmless the Proxy, the Series A Stockholder, and the Company from all costs, expense (including, without limitation, reasonable legal fees and accounting fees), damage, and liability whatsoever arising out of the breach of any covenant, representation, or warranty of the undersigned set forth in this Irrevocable Proxy. All covenants, representations, and warranties of the undersigned shall survive the execution and delivery of this Irrevocable Proxy.

     This Irrevocable Proxy is issued in connection with the execution of the Purchase Agreement by and between the Company and the Series A Stockholder, dated as of August 28, 2001, and the Stockholders Agreement. This Irrevocable Proxy is coupled with an interest and may not be revoked by the undersigned. This Irrevocable Proxy is effective as of the date hereof and shall terminate automatically and be of no further force and effect at the earlier of: (i) the tenth anniversary of the Closing Date; and (ii) such time as the Series A Stockholder (together with its Affiliates) owns, directly or indirectly, a number of shares of Underlying Common Stock that is less than 50% of the number of shares of Underlying Common Stock owned by the Series A Stockholder immediately following the Closing.

     The undersigned hereby acknowledges and agrees that he shall not be permitted to grant to any Person any proxy or enter into any voting agreement covering, or with respect to, any of the Shares, except for the Stockholders Agreement.

     The Series A Stockholder hereby acknowledges and agrees that, in the event that First Bank and Trust Company of Illinois shall exercise its rights to any or all of the Pledged Shares pursuant to Section 4 and Section 8 of the Security Agreement, this Irrevocable Proxy shall thereafter be void with respect to the Pledged Shares with respect to which such rights have been exercised.
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     This Irrevocable Proxy shall not affect any dissenters' rights or appraisal rights to which the undersigned may be entitled under applicable law. This Irrevocable Proxy shall be binding upon the heirs, personal representatives, executors, and assigns of the undersigned.

Dated:  August 28, 2001                   /s/ YEHUDA TZUR
                                          -----------------------------
                                          Yehuda Tzur
                                          11859 South Central Avenue
                                          Alsip, Illinois  60803




                               Acceptance by Proxy

     The undersigned, being the Proxy named in the foregoing Irrevocable Proxy, does hereby agree to exercise the powers granted to the Proxy under such Irrevocable Proxy strictly in accordance with the express conditions set forth in such Irrevocable Proxy.


                                          /s/ PIN NI
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